Exhibit 99.1

Lincoln Educational Services Reports 28.8% Revenue Growth and Significant Operating and Net Income Improvement for the Second Quarter

Previously Provided Guidance for Revenue, Adjusted EBITDA and Income Before Taxes are Refined Due to Better-than-Expected First Half Results

Conference call today at 10 a.m. ET

PARSIPPANY, N.J., August 9, 2021 -- Lincoln Educational Services Corporation (Nasdaq: LINC) today, reported operating and financial results for the second quarter as well as recent business developments.

Second Quarter 2021 vs Second Quarter 2020 Operating and Financial Highlights

•	Revenue increased 28.8% to $80.5 million.
•
Student starts increased 8.0% including approximately 300 students impacted by COVID-19 with delayed start dates from Q1 to Q2 2020.  After adjustment for these students, student starts increased 19.1%.  Year-to-date student starts up, 18.0%.

•	Operating income of $3.5 million versus $1.2 million.
•	Net income of $2.4 million versus $0.8 million; EPS per diluted share of $0.06 versus $0.02.
•	Adjusted EBITDA* of $6.1 million versus $3.4 million.
•	Cash provided by operations of $9.4 million.
•	Ending student population up 11.0% to 12,860.

*See Use of “Non-GAAP Financial Information” below.

“Our second quarter generated solid financial performance across each of our campuses as we continue to adjust our operations in light of fluid local and regional pandemic regulations to meet the training and educational needs of our students, protect our staff, and help our corporate partners close their skills gap,” commented Scott Shaw, President & CEO. “Employer demand for Lincoln graduates, which has always been high, continues to increase as the economy reopens and our programs provide qualified candidates that can quickly step in and contribute to a corporation’s objectives.  The addition of a new corporate partnership at our Denver campus, expansion of the number of corporate partnerships available at other campuses, and the launch of new programs, position us to achieve our upwardly revised full year operating objectives and build long term growth opportunities.”

2021 SECOND QUARTER FINANCIAL RESULTS
(Quarter ended June 30, 2021 compared to quarter ending June 30, 2020)

•
Revenue increased $18.0 million, or 28.8% to $80.5 million from $62.5 million in the prior year comparable quarter.  The increase in revenue was driven by several factors including a 16.3% increase in average student population, driven by a higher beginning student population and continued student start growth in addition to the normalization of our revenue stream driven by the return to in-person instruction at all of our campuses in the current year

•
Student starts increased 19.1% when adjusting for approximately 300 student starts initially scheduled for last year’s first quarter that were delayed to the 2020 second quarter due to the onset of the pandemic.  When including these students in last year’s second quarter, student start growth increased 8.0% over prior year.

•
Educational services and facilities expense increased $7.5 million, or 28.4% to $33.7 million from $26.2 million in the prior year. Instructional expense and books and tools expense increased as a result of a growing student population in addition to operating with a hybrid remote and in-person instruction in the current year compared to remote learning in the prior year. Similarly, facilities expense increased compared to 2020 due to one-time rent reductions coupled with overall facilities savings during campus closures as a result of COVID-19.

•
Selling, general and administrative expense increased $8.1 million, or 23.2% to $43.3 million from $35.2 million in the prior year comparable period.  The additional expenses were driven by several factors including an increased student population; the normalization of operating expenses in the current year as students returned to in-person instruction; an improved business climate as the country begins to reopen and a $1.5 million increase in incentive compensation tied directly to improved financial performance.

•	Operating income increased to $3.5 million from $1.2 million in the prior year.
•	Pre-tax income increased to $3.2 million, from $0.8 million in the prior year.
•	Net income improved to $2.4 million, or $0.06 per diluted share, compared to $0.8 million, or $0.02 per diluted share.

SECOND QUARTER SEGMENT RESULTS

Transportation and Skilled Trades Segment
Revenue increased $14.1 million, or 32.7% to $57.0 million from $42.9 million in the prior year comparable period.  Consistent with consolidated results, the increase in revenue was driven by higher average student population, strong new student start growth, and a return to more normalized operations compared to operating entirely with remote learning in the prior year.

Operating income improved to $11.3 million from $4.9 million in the prior year comparable quarter.  Meaningful operating leverage was achieved despite higher operating expenses as a result of the return to in-person learning and campus operations.

Healthcare and Other Professions Segment
Revenue increased $3.9 million, or 20.2% to $23.4 million for the three months ended June 30, 2021 from $19.5 million in the prior year comparable period. Consistent with consolidated results, the increase in revenue was driven by higher average student population, strong new student start growth, and a return to more normalized operations compared to operating entirely with remote learnings in the prior year.

While operating income increased to $2.9 million from $2.7 million in the prior year, higher operating expenses as a result of the return to in-person learning and campus operations limited income growth.

Corporate and Other
This category includes unallocated expenses incurred on behalf of the entire Company.  Corporate and other expenses were $10.8 million and $6.4 million for each of the three months ended June 30, 2021 and 2020, respectively.  The additional expenses quarter over quarter were driven by several factors including the normalization of operating expenses in the current year, an improved business climate as the country begins to reopen and a $1.5 million increase in incentive compensation tied directly to improved financial performance.

SIX MONTHS FINANCIAL RESULTS
(Period ended June 30, 2021 compared to June 30, 2020)

•	Total revenue increased by $26.0 million, or 19.6%, to $158.5 million, as compared to $132.5 million in the prior year comparable period.
•	Transportation and Skilled Trades segment revenue increased to $112.6 million a $20.6 million increase compared to $92.0 million in 2020.
•	The Healthcare and Other Professions segment revenue increased to $45.8 million a $5.3 million increase compared to $40.5 million in 2020.
•	Operating income increased to $9.5 million as compared to an operating loss of $0.2 million in the prior year comparable period.

FULL YEAR 2021 OUTLOOK
As a result of the company’s performance in the first half and management’s outlook for the remainder of the year, Lincoln is refining its 2021 full year guidance.

•	Annual revenue growth of 9% to 12% over 2020, compared to the previous guidance of 7% to 12%.
•	Full year student starts growth of 5% to 10% over 2020, the same as previously communicated.
•	Adjusted EBITDA of between $34.0 million and $37.0 million, compared to the previous guidance of $32.0 million to $37.0 million and $23.9 million in 2020.
•	Pre-tax Income of between $24.0 million and $27.0 million, compared to the previous guidance of $22.0 million to $27.0 million and $13.5 million in 2020.
•	Capital expenditures of approximately $7.5 million.

*Adjusted EBITDA is defined as EBITDA plus non-cash stock compensation expense.

CONFERENCE CALL INFO
Lincoln will host a conference call today at 10:00 a.m. Eastern Daylight Time to discuss results.  To access the live webcast of the conference call, please go to the Investor Relations section of Lincoln’s website at http://www.lincolntech.edu.
Participants can also listen to the conference call by dialing 844-413-0946 (domestic) or 216-562-0456 (international) and providing access code 6859917.
Please log in or dial into the call at least 10 minutes prior to the start time.

•	An archived version of the webcast will be accessible for 90 days at http://www.lincolntech.edu.
•	A replay of the call will also be available for seven days by calling 855-859-2056 (domestic) or 404-537-3406 (international) and providing access code 6859917.

ABOUT LINCOLN EDUCATIONAL SERVICES CORPORATION
Lincoln Educational Services Corporation is a provider of diversified career-oriented post-secondary education helping to provide solutions to America’s skills gap.  For 75 years, Lincoln has offered and continues to offer recent high school graduates and working adults degree and diploma programs.  The Company operates under two reportable segments: Transportation and Skilled Trades and the Healthcare and Other Professions. Lincoln has provided the nation’s workforce with skilled technicians since its inception in 1946. For more information, go to www.lincolntech.edu.

SAFE HARBOR
Statements in this press release and in oral statements made from time to time by representatives of Lincoln Educational Services Corporation regarding Lincoln’s business that are not historical facts, including those made in a conference call, may be “forward-looking statements” as that term is defined in the federal securities law. The words “may,” “will,” “expect,” “believe,” “anticipate,” “project,” “plan,” “intend,” “estimate,” and “continue,” and their opposites and similar expressions are intended to identify forward-looking statements. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all.  Generally, these statements relate to business plans or strategies and projections involving anticipated revenues, earnings or other aspects of the Company’s operating results. Such forward-looking statements include the Company’s current belief that it is taking appropriate steps regarding the pandemic and that students will return from leaves of absence and be able to complete their programs of study with in-person labs and available externships and that student growth will continue. The Company cautions you that these statements concern current expectations about the Company’s future performance or events and are subject to a number of uncertainties, risks and other influences many of which are beyond the Company’s control, that may influence the accuracy of the statements and the projects upon which the statements are based including, without limitation, impacts related to the COVID-19 pandemic, our failure to comply with the extensive regulatory framework applicable to our industry or our failure to obtain timely regulatory approvals in connection with acquisitions or a change of control of our Company; our success in updating and expanding the content of existing programs and developing new programs for our students in a cost-effective manner or on a timely basis; risks associated with changes in applicable federal laws and regulations; uncertainties regarding our ability to comply with federal laws and regulations, such as the 90/10 rule and prescribed cohort default rates; risks associated with the opening of new campuses; risks associated with integration of acquired schools; industry competition; our ability to execute our growth strategies; conditions and trends in our industry; the COVID-19 pandemic and its impact on our business and the U.S. and global economics; general economic conditions; and other factors discussed in the “Risk Factors” section of our Annual Reports and Quarterly Reports filed with the Securities and Exchange Commission.  All forward-looking statements are qualified in their entirety by this cautionary statement, and Lincoln undertakes no obligation to publicly revise or update any forward-looking statements, whether as a result of new information, future events or otherwise after the date hereof.

 (Tables to Follow)
(In Thousands)

	Three Months Ended June 30, (Unaudited)		Six Months Ended June 30, (Unaudited)
	2021	2020	2021	2020

REVENUE	$80,464	$62,470	$158,461	$132,511
COSTS AND EXPENSES:
Educational services and facilities	33,694	26,245	66,037	56,482
Selling, general and administrative	43,318	35,162	82,951	76,310
(Gain) loss on disposition of assets	-	(97)	1	(96)
Total costs & expenses	77,012	61,310	148,989	132,696
OPERATING INCOME (LOSS)	3,452	1,160	9,472	(185)
OTHER:
Interest expense	(297)	(327)	(582)	(682)
INCOME (LOSS) BEFORE INCOME TAXES	3,155	833	8,890	(867)
PROVISION FOR INCOME TAXES	729	50	1,975	100
NET INCOME (LOSS)	$2,426	$783	$6,915	$(967)
PREFERRED STOCK DIVIDENDS	304	-	608	-
INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$2,122	$783	$6,307	$(967)
Basic
Net income (loss) per common share	$0.06	$0.02	$0.19	$(0.06)
Diluted
Net income (loss) per common share	$0.06	$0.02	$0.19	$(0.06)
Weighted average number of common shares outstanding:
Basic	25,105	24,741	24,997	24,670
Diluted	25,105	24,741	24,997	24,670
Other data:

Adjusted EBITDA (1)	$6,089	$3,359	$14,501	$4,195
Depreciation and amortization	$1,793	$1,874	$3,693	$3,763
Number of campuses	22	22	22	22
Average enrollment	12,482	10,735	12,410	10,986
Stock-based compensation	$844	$325	$1,336	$617
Net cash provided by operating activities	$9,366	$18,415	$1,067	$6,468
Net cash used in investing activities	$(2,297)	$(1,688)	$(3,516)	$(2,975)
Net cash used in financing activities	$(804)	$(500)	$(2,570)	$(16,169)

Selected Consolidated Balance Sheet Data:	June 30, 2021 (Unaudited)

Cash and cash equivalents	$33,007
Current assets	72,500
Working capital	10,026
Total assets	244,646
Current liabilities	62,474
Long-term debt obligations, including current portion, net of deferred financing fees	16,303
Series A convertible preferred stock	11,982
Total stockholders’ equity	97,741

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

In addition to disclosing financial results that are determined in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company believes it is useful to present non-GAAP financial measures that exclude certain significant items as a means to understand the performance of its business. EBITDA and Adjusted EBITDA are measures not recognized in financial statements presented in accordance with GAAP.

•	We define EBITDA as income (loss) before interest expense (net of interest income), provision (benefit) for income taxes, depreciation and amortization.
•	We define Adjusted EBITDA as EBITDA plus stock compensation expense.

EBITDA and Adjusted EBITDA are presented because we believe they are useful indicators of our performance and our ability to make strategic acquisitions and meet capital expenditures and debt service requirements. However, they are not intended to represent cash flows from operations as defined by GAAP and should not be used as an alternative to net income (loss) as indicators of operating performance or cash flow as a measure of liquidity. EBITDA and Adjusted EBITDA are not necessarily comparable to similarly titled measures used by other companies.

Following is a reconciliation of net income (loss) to EBITDA and Adjusted EBITDA:

	Three Months Ended June 30, (Unaudited)		Six Months Ended June 30, (Unaudited)
	2021	2020	2021	2020

Net income (loss)	$2,426	$783	$6,915	$(967)
Interest expense, net	297	327	582	682
Provision for income taxes	729	50	1,975	100
Depreciation and amortization	1,793	1,874	3,693	3,763
EBITDA	5,245	3,034	13,165	3,578
Stock compensation expense	844	325	1,336	617
Adjusted EBITDA	$6,089	$3,359	$14,501	$4,195

	Three Months Ended June 30, (Unaudited)
	Transportation and Skilled Trades		Healthcare and Other Professions		Corporate
	2021	2020	2021	2020	2021	2020

Net income (loss)	$11,256	$4,870	$2,962	$2,731	$(11,792)	$(6,818)
Interest expense, net	-	-	-	-	297	327
Provision for income taxes	-	-	-	-	729	50
Depreciation and amortization	1,588	1,643	102	117	103	114
EBITDA	12,844	6,513	3,064	2,848	(10,663)	(6,327)
Stock compensation expense	-	-	-	-	844	325
Adjusted EBITDA	$12,844	$6,513	$3,064	$2,848	$(9,819)	$(6,002)

	Six Months Months Ended June 30, (Unaudited)
	Transportation and Skilled Trades		Healthcare and Other Professions		Corporate
	2021	2020	2021	2020	2021	2020

Net income (loss)	$23,581	$9,710	$5,910	$4,732	$(22,576)	$(15,409)
Interest expense, net	-	-	-	-	582	682
Provision for income taxes	-	-	-	-	1,975	100
Depreciation and amortization	3,260	3,301	218	237	215	225
EBITDA	26,841	13,011	6,128	4,969	(19,804)	(14,402)
Stock compensation expense	-	-	-	-	1,336	617
Adjusted EBITDA	$26,841	$13,011	$6,128	$4,969	$(18,468)	$(13,785)

	Three Months Ended June 30,
	2021	2020	% Change
Revenue:
Transportation and Skilled Trades	$56,965	$42,915	32.7%
Healthcare and Other Professions	23,499	19,555	20.2%
Total	$80,464	$62,470	28.8%

Operating Income:
Transportation and Skilled Trades	$11,256	$4,870	131.1%
Healthcare and Other Professions	2,962	2,731	8.5%
Corporate	(10,766)	(6,441)	-67.1%
Total	$3,452	$1,160	197.6%

Starts:
Transportation and Skilled Trades	2,509	2,302	9.0%
Healthcare and Other Professions	1,194	1,127	5.9%
Total	3,703	3,429	8.0%

Average Population:
Transportation and Skilled Trades	8,039	7,298	10.2%
Leave of Absense - COVID-19	(25)	(424)	94.1%
Transportation and Skilled Trades Excluding Leave of Absense - COVID-19	8,014	6,874	16.6%

Healthcare and Other Professions	4,508	4,254	6.0%
Leave of Absense - COVID-19	(40)	(393)	89.8%
Healthcare and Other Professions Excluding Leave of Absense - COVID-19	4,468	3,861	15.7%

Total	12,547	11,552	8.6%
Total Excluding Leave of Absense - COVID-19	12,482	10,735	16.3%

End of Period Population:
Transportation and Skilled Trades	8,467	7,826	8.2%
Leave of Absense - COVID-19	(7)	(463)	98.5%
Transportation and Skilled Trades Excluding Leave of Absense - COVID-19	8,460	7,363	14.9%

Healthcare and Other Professions	4,410	4,456	-1.0%
Leave of Absense - COVID-19	(10)	(233)	95.7%
Healthcare and Other Professions Excluding Leave of Absense - COVID-19	4,400	4,223	4.2%

Total	12,877	12,282	4.8%
Total Excluding Leave of Absense - COVID-19	12,860	11,586	11.0%

	Six Months Ended June 30,
	2021	2020	% Change
Revenue:
Transportation and Skilled Trades	$112,636	$91,971	22.5%
Healthcare and Other Professions	45,825	40,540	13.0%
Total	$158,461	$132,511	19.6%

Operating Income (Loss):
Transportation and Skilled Trades	$23,581	$9,708	142.9%
Healthcare and Other Professions	5,911	4,733	24.9%
Corporate	(20,020)	(14,626)	-36.9%
Total	$9,472	$(185)	5220.0%

Starts:
Transportation and Skilled Trades	4,848	4,022	20.5%
Healthcare and Other Professions	2,403	2,123	13.2%
Total	7,251	6,145	18.0%

Average Population:
Transportation and Skilled Trades	8,036	7,302	10.1%
Leave of Absense - COVID-19	(20)	(223)	91.0%
Transportation and Skilled Trades Excluding Leave of Absense - COVID-19	8,016	7,079	13.2%

Healthcare and Other Professions	4,459	4,120	8.2%
Leave of Absense - COVID-19	(65)	(213)	69.5%
Healthcare and Other Professions Excluding Leave of Absense - COVID-19	4,394	3,907	12.5%

Total	12,495	11,422	9.4%
Total Excluding Leave of Absense - COVID-19	12,410	10,986	13.0%

End of Period Population:
Transportation and Skilled Trades	8,467	7,826	8.2%
Leave of Absense - COVID-19	(7)	(463)	98.5%
Transportation and Skilled Trades Excluding Leave of Absense - COVID-19	8,460	7,363	14.9%

Healthcare and Other Professions	4,410	4,456	-1.0%
Leave of Absense - COVID-19	(10)	(233)	95.7%
Healthcare and Other Professions Excluding Leave of Absense - COVID-19	4,400	4,223	4.2%

Total	12,877	12,282	4.8%
Total Excluding Leave of Absense - COVID-19	12,860	11,586	11.0%

LINCOLN EDUCATIONAL SERVICES CORPORATION
Brian Meyers, CFO
973-736-9340

EVC GROUP LLC
Investor Relations: Michael Polyviou, mpolyviou@evcgroup.com, 732-933-2755
Media Relations: Tom Gibson, 201-476-0322